EXHIBIT 23.1


                  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 12, 2006 relating to the financial statements of Universal Communication Systems, Inc., which appear in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Reuben E. Price & Co. Public Accountancy Corporation
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Reuben E. Price & Co. Public Accountancy Corporation
San Francisco, California
March 30, 2006